UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2023

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On September 27, 2023, Globus Medical, Inc. (the “Company”), together with Globus Medical North America, Inc., the Company’s wholly-owned subsidiary (with the Company, the “Borrowers”) entered into an unsecured credit agreement (the “Credit Agreement”) with U.S. Bank National Association, as the administrative agent (the “Agent”), Citizens Bank, N.A., as syndication agent, Royal Bank of Canada, as the documentation agent, U.S. Bank National Association and Citizens Bank, N.A., as joint lead arrangers and joint book runners, and the other lenders referred to therein. The Credit Agreement provides for an Aggregate Commitment (as defined therein) by the lenders of $400 million. The Borrowers may request an increase in the Revolving Commitments (as defined in the Credit Agreement) in an aggregate amount not to exceed (i) $200 million or (ii) so long as the Leverage Ratio (as defined in the Credit Agreement) is at least .25 to 1.00 less than the applicable Leverage Ratio then required under the Credit Agreement, an unlimited amount.

The Borrowers may request Revolving Loans (as defined in the Credit Agreement) bearing interest at the Base Rate or the Term SOFR Rate. The Base Rate is a rate per annum equal to (a) the Alternate Base Rate (as defined in the Credit Agreement) for such day plus (b) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes. Term SOFR Rate is, for the relevant Interest Period (as defined in the Credit Agreement), the sum of (a) the Adjusted Term SOFR Screen Rate (as defined in the Credit Agreement) applicable to such Interest Period, plus (b) the Applicable Margin. Depending on the Leverage Ratio, the Applicable Margin ranges from 0.125% to 0.625% for the Base Rate and 1.125% to 1.625% for the Term SOFR Rate. The Borrowers may also request Swingline Loans (as defined in the Credit Agreement) at either the Base Rate or the Daily Term SOFR Rate.

The obligations of the Borrowers under the Credit Agreement are guaranteed by NuVasive, Inc., NuVasive Clinical Services Monitoring, Inc., and Branch Medical Group, LLC, each of which is a direct or indirect wholly owned subsidiary of the Company (each, a “Guarantor”, and together with the Borrowers, the “Loan Parties”), pursuant to a Guaranty entered into on September 27, 2023 among the Guarantors and the Agent.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Loan Parties and their subsidiaries to incur indebtedness, to create liens on their property, to make investments, to merge, consolidate or enter into any similar combination, to declare or pay dividends or make related distributions, to make share repurchases, and to enter into certain transactions with affiliates. The Credit Agreement includes a financial covenant of a ratio of Funded Net Indebtedness to EBITDA (as such terms are defined in the Credit Agreement).

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other material indebtedness, certain change of control events, bankruptcy proceedings, failure of the Credit Agreements or other loan documents to be valid and binding, and certain ERISA events and judgments.

The Credit Agreement terminates on September 27, 2028.

The foregoing descriptions of the Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 8.01 Other Events

On September 27, 2023, the Company’s Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to an additional $350 million of its Class A Common Stock, which is in addition to the previously announced repurchase programs announced on March 11, 2020 and March 4, 2022, of which approximately $150.8 million remains available.

The timing and actual number of shares repurchased will be determined by the Company’s management in its discretion and will depend on a variety of factors, including market price of the shares, general business and market conditions, applicable legal requirements, and alternative investment opportunities. The repurchase program will be executed consistent with the company’s capital allocation strategy of prioritizing investment to grow the business over the long term.

Repurchases may be made through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. The Company intends to utilize its cash reserves to fund the share repurchase program.

.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of September 27, 2023, by and among the Company, U.S. Bank National Association, as administrative agent, Citizens Bank, N.A., as syndication agent, and Royal Bank of Canada, as documentation agent.*

10.2

Guaranty, dated as of September 27, 2023, by and among U.S. Bank National Association, as administrative agent, and NuVasive, Inc., NuVasive Clinical Services Monitoring, Inc. and Branch Medical Group, as guarantors. *

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish on a supplemental basis a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	October 2, 2023	/s/ KEITH PFEIL

Keith Pfeil
Chief Financial Officer
Chief Accounting Officer
Senior Vice President
(Principal Financial Officer)